UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2018

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2018, Jazz Pharmaceuticals plc and Karen Smith, M.D., Ph.D. discussed the end of her employment as the Executive Vice President, Research & Development and Chief Medical Officer of Jazz Pharmaceuticals, Inc., a subsidiary of Jazz Pharmaceuticals plc (together, the “Company”), and, in connection therewith, on March 26, 2018, the Company and Dr. Smith entered into a letter agreement outlining the terms of her transition and departure (the “Transition Agreement”). Pursuant to the terms of the Transition Agreement, Dr. Smith will continue to be employed by the Company on special projects during a transition period beginning April 2, 2018 and ending on May 31, 2018, subject to earlier cessation under certain circumstances as set forth in the Transition Agreement. Additionally, subject to customary conditions, following cessation of her employment (i) Dr. Smith will be entitled to a lump sum separation payment in the amount of $315,000 and (ii) if Dr. Smith timely elects COBRA coverage and continues to be eligible for such coverage, the Company will pay Dr. Smith’s COBRA premiums for continued group health insurance coverage, including for her covered dependents, following the cessation of her employment through the earlier of December 31, 2018 or the date that she obtains new employment through which she is eligible for group health insurance benefits. Dr. Smith’s equity awards previously granted to her by the Company will continue to vest in accordance with their terms while Dr. Smith remains an employee of the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Transition Agreement. The Company intends to file a copy of the Transition Agreement with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name:	Suzanne Sawochka Hooper
Title:	Executive Vice President and General Counsel

Date: March 28, 2018